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                                                                      EXHIBIT 5

           [LETTERHEAD OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON]

                                                                 212-859-8296
                                                            (FAX: 212-859-8585)

November 5, 1996

El Paso Natural Gas Company
One Paul Kayser Center
100 North Stanton Street
El Paso, Texas 79901

Ladies and Gentlemen:

  We are acting as counsel to El Paso Natural Gas Company, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the contemplated issuance by the Company from time to time of up to U.S.$800,000,000 aggregate public offering price or the equivalent thereof in one or more foreign currencies, currency units or composite currencies of (i) shares of the Company's Common Stock, par value $3.00 per share (the "Common Stock"), (ii) shares of the Company's Preferred Stock, par value $.01 per share (the "Preferred Stock"), and (iii) debt securities of the Company (the "Debt Securities"), which may be issued pursuant to an indenture (the "Indenture") to be entered into between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"). Capitalized terms used herein have the meanings set forth in the Registration Statement, unless otherwise defined herein.

  In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. We also have assumed, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to various questions of fact relevant to such opinions, we have relied upon, and have assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

  Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that:

    1. The shares of Common Stock, when the terms of the issuance and sale thereof have been duly approved by the Board of Directors of the Company in conformity with the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), and when issued and delivered against payment therefor for an amount in excess of the par value thereof, will be validly issued, fully paid and non-assessable.

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    2. Upon the fixing of the designations, relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and proper and valid filing with the Office of the Secretary of State of the State of Delaware, Division of Corporations, of a Certificate of Designation setting forth the powers, designations, preferences and relative, participation, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, if any, with respect to such series of Preferred Stock, all in accordance with Section 151 of the General Corporation Law of the State of Delaware and in conformity with the Certificate of Incorporation and upon the approval by the Board of Directors of the Company of the specific terms of the issuance and sale thereof, and the taking of all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, when such shares of Preferred Stock are issued and delivered against payment therefor for an amount in excess of the par value thereof, such shares will be validly issued, fully paid and non-assessable.

    3. Assuming the Indenture is duly executed and delivered by the Company and duly authorized, executed and delivered by the Trustee, when the terms of the Debt Securities and their issue and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company, and when the Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors' rights generally, and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

  We express no opinion as to the legality, validity, binding effect or enforceability of any provision of the Debt Securities or the Indenture providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction will under applicable law convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than currency of the United States of America is contrary to applicable law.

  This opinion is expressly limited to the laws of the State of New York and, to the extent required by the foregoing opinion, the General Corporation Law of the State of Delaware.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions "Legal Matters" in the Prospectus and "Legal Matters" in any Prospectus Supplement forming a part of the Registration Statement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                       Very truly yours,

                                       Fried, Frank, Harris, Shriver &
                                       Jacobson

                                                 /s/ Warren de Wied
                                       By: ___________________________________
                                                   Warren de Wied


cc: Gary Cooperstein, Esq.

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